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                                                                    EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 6, 2004, accompanying the financial statements and schedules of Countrywide Securities Corporation appearing in the Current Report on Form 8-K of Countrywide Financial Corporation dated February 27, 2004, which is incorporated by reference in this Registration Statement on Form S-4/A (the "Registration Statement"). We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON LLP

Los Angeles, California
August 17, 2004